EXHIBIT 99.1

THE WALT DISNEY STUDIOS' DISTRIBUTION ARM BUENA VISTA PICTURES DISTRIBUTION COMMITS CONTENT TO CHRISTIE/AIX DEPLOYMENT OF DCI-COMPLIANT DIGITAL PROJECTION SYSTEMS

September 15, 2005

BURBANK, Calif. -- The Walt Disney Studios' distribution arm Buena Vista Pictures Distribution (BVPD) and Access Integrated Technologies, Inc. ("AccessIT") (AMEX: AIX) Christie/AIX unit have entered into a groundbreaking non-exclusive agreement to supply feature films from Walt Disney Pictures and Touchstone Pictures to DCI-compliant digital projection systems to be deployed by Christie/AIX. Christie/AIX will install between 2,500 and 4,000 systems throughout the United States and Canada over the next two years.

Just over one month ago, Digital Cinema Initiatives, LLC (DCI), a joint venture of Disney and other major studios, issued the final technical specification for theatrical digital equipment. Christie/AIX's installation plan marks the first mass deployment following the DCI specification's release. The benefits of DCI compliance should be apparent to consumers as the systems initially deployed by Christie/AIX will include DCI-compliant compression, the state of the art in moving image projection which delivers the highest-quality DLP Cinema(R) image to the movie screen. All systems will be upgraded to full DCI compliance as soon as the hardware iS available.

Disney is the first major studio to sign an agreement to provide content for Christie/AIX digital systems. Recently, in an unprecedented move, Disney led the film industry by introducing Disney Digital 3D(TM), using Christie DLP Cinema projectors and Dolby servers. Audiences can enjoy this true three-dimensional digital experience in movie theaters on November 4, 2005, with the highly anticipated release of the Walt Disney animated film Chicken Little.

AccessIT's Christie/AIX unit serves as the funding vehicle and administrator for the company's 4,000-screen digital cinema rollout plan expanded from the one originally announced in June 2005. Under the plan, Christie/AIX will act as a financing intermediary between content owners - including major studios and independent distributors - and exhibitors who will utilize DCI-compliant digital cinema systems including 2K projectors and related hardware and software. The raising of capital for funding of the initial 200 systems was completed on July 21, 2005.

"We are thrilled that we have come to an agreement with Christie/AIX to supply content to their digital projection systems, and we will continue to support other deployment plans in order to ensure the future success of the exhibition industry," said Chuck Viane, president, BVPD. "DCI-compliant digital cinema rollouts will allow consumers to enjoy the highest quality cinema experience available while providing clear benefits to exhibition partners. We couldn't be more pleased with the top-of-the-line performance of Christie projectors and look forward to seeing our films presented in the highest digital viewing quality available."

"We appreciate the importance of this signing as a major step forward for AccessIT and the industry," commented Bud Mayo, chairman and chief executive officer of AccessIT. "Disney has always been extremely forward-thinking in the digital cinema space, and in supporting this venture in particular. We expect


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this to be the first of several  signings  with studios in the next month or so, accompanied by agreements with exhibitors. The contribution of Christie to this and other contemplated signings cannot be overstated. As we expand the number of stakeholders in this groundbreaking venture, AccessIT is proud to be a key member on such an impressive team. We fully expect the deployment to begin in October with at least 150 screens in time for Christmas."

Jack Kline, president and COO, Christie, noted, "Exhibitors were one of our top priorities when we crafted the agreement. We wanted to ensure that maintenance costs remained similar to that of film projection while providing higher quality images. Disney, an innovator and leader in the art of entertainment, is an important part of the equation. By marrying their leadership with our understanding of the unique needs of the exhibition community, moviegoers everywhere will be the big winners, enjoying the spectacular visual experience of digital cinema technology that is unmatched by anything they have ever seen before."

Chuck Goldwater, president and COO of Christie/AIX added, "The Disney contract is the first of several announcements concerning our rollout plan that we expect to make in the weeks ahead. It re-affirms our confidence that the plan is viable, practical and workable for all industry participants. We are encouraged and grateful for the growing support from the studios and from exhibitors, which will enable AccessIT to continue to help drive the industry's transition to the digital future."

ABOUT THE WALT DISNEY STUDIOS
The Walt Disney Studios is a unit of The Walt Disney Company (NYSE: DIS) and distributes motion pictures under Walt Disney Pictures - which includes Walt Disney Feature Animation and DisneyToon Studios - Touchstone Pictures, Hollywood Pictures, Miramax Films and Dimension Films. Buena Vista International serves as the studio's international distribution arm. Buena Vista Home Entertainment and Buena Vista Home Entertainment International together distribute Disney and other film titles to the rental and sell-through home entertainment markets worldwide. Buena Vista Theatrical Productions is one of the largest producers of Broadway musicals, and the Buena Vista Music Group distributes original music and motion picture soundtracks under its four record labels: Walt Disney Records, Buena Vista Records, Hollywood Records and Lyric Street Records.

ABOUT ACCESSIT
ACCESS INTEGRATED TECHNOLOGIES INC. (AccessIT) is an industry leader in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, AccessIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging digital cinema industry to transition from film with changing workflows. For more information on AccessIT, visit www.Accessitx.com.



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ABOUT CHRISTIE
Christie is a leader in visual solutions for world-class organizations, offering diverse applications for business, entertainment, and industry. A leading innovator in film projection since 1929 and a pioneer in digital projection systems since 1979, Christie has established a global reputation as a total service provider and the world's single source manufacturer of a variety of display technologies and solutions. Christie offers comprehensive solutions for cinema, large audience venues, control rooms, business presentations, training facilities, 3D and Virtual Reality, simulation and education as well as industrial and government environments. For more information, visit www.christiedigital.com.

DLP Cinema is a registered trademark of Texas Instruments.

Contact Details:

Heidi Trotta
The Walt Disney Studios
818.560.7280
heidi.trotta@disney.com

Dorina Belu
Christie
519.749.3323
dorina.belu@christiedigital.com
www.christiedigital.com

Suzanne Tregenza Moore
Access Integrated Technologies, Inc.
973.290-0080
smoore@Accessitx.com
www.Accessitx.com

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT's filings with the Securities and Exchange Commission, including AccessIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT,


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its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.


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